EXHIBIT 16





   July 17, 1997





   Securities and Exchange Commission
   450 5th Street, N.W.
   Washington, D.C.  20549

   Gentlemen:

   We have read the statements made by Badger Paper Mills, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report for the month of July 1997. We agree with the statements concerning our Firm in such Form 8-K.



   Very truly yours,

   /s/ Coopers & Lybrand L.L.P.

   Coopers & Lybrand L.L.P.